EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated July 1, 2008 with respect to the statement of condition including the related portfolio of IPOX-30 Index Portfolio 2008-3 (included in Van Kampen Unit Trusts, Series 770) contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
July 1, 2008